 Exhibit 99.2
Enovix Announces First Quarter 2023 Financial Results
FREMONT, Calif., Apr. 26, 2023 -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), an advanced silicon battery company, today posted to its website at https://ir.enovix.com a quarterly shareholder letter containing the financial results for the first quarter 2023, ending April 2, 2023, and a new investor presentation.

The quarterly shareholder letter and investor presentation provide business updates that detail progress made in the first quarter along several key areas including manufacturing, commercialization and technology. Full financial statements are included both in the quarterly shareholder letter and later in this press release.

“We are making substantial progress across all fronts,” said Dr. Raj Talluri, President and Chief Executive Officer of Enovix. “Fab 1 delivered units above our forecast, and we are moving quickly on Fab 2 in Malaysia with a site selected and are in the process of closing non-dilutive financing to largely fund our first Gen 2 Autoline in Fab 2. We additionally raised $172.5 million of marginally dilutive capital to fund Gen 2 Autolines 2, 3 and 4.”

Enovix will hold a video conference call at 2:00 PM PT / 5:00 PM ET today, April 26, 2023, to discuss the company’s business updates and financial results. To join the call, participants must use the following link to register: https://enovix-q12023-earnings.open-exchange.net/.

This link will also be available via the Investor Relations section of Enovix’s website at https://ir.enovix.com. An archived version of the call will be available on the Enovix investor website for one year at https://ir.enovix.com.

About Enovix
Enovix is on a mission to power the technologies of the future. Everything from IoT, mobile and computing devices, to the vehicle you drive, needs a better battery. The company’s disruptive architecture enables a battery with high energy density and capacity without compromising safety. Enovix is scaling its silicon-anode, lithium-ion battery manufacturing capabilities to meet customer demand. For more information, please visit www.enovix.com and follow us on LinkedIn.

Management’s Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow and other non-GAAP measures are intended as supplemental financial measures of our performance that are neither required by, nor presented in accordance with GAAP. We believe that the use of Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results, trends, and in comparing our financial measures with those of comparable companies, which may present similar Non-GAAP financial measures to investors.

However, you should be aware that when evaluating the non-GAAP measures, we may incur future expenses similar to those excluded when calculating these measures. In addition, the presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of EBITDA, Adjusted EBITDA, Free Cash Flow and other Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate the Non-GAAP measures in the same fashion.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual periodic reports on Form 10-K and quarterly report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

For investor and media inquiries, please contact:
Enovix Corporation
Charles Anderson
Phone: +1 (612) 229-9729
Email: canderson@enovix.com
Or
The Blueshirt Group
Gary Dvorchak, CFA
Phone: (323) 240-5796
Email: gary@blueshirtgroup.com
For media inquiries, please contact:
Enovix Corporation
Kristin Atkins
Phone: +1 (650) 815-6934
Email: katkins@enovix.com

Enovix Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	April 2, 2023	January 1, 2023
Assets
Current assets:
Cash and cash equivalents	$293,751	$322,851
Accounts receivable, net	21	170
Inventory	815	634
Deferred contract costs	800	800
Prepaid expenses and other current assets	5,857	5,193
Total current assets	301,244	329,648
Property and equipment, net	102,275	103,868
Operating lease, right-of-use assets	6,205	6,133
Other assets, non-current	881	937
Total assets	$410,605	$440,586
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,751	$7,077
Accrued expenses	8,685	7,089
Accrued compensation	10,400	8,097
Deferred revenue	350	50
Other liabilities	916	716
Total current liabilities	25,102	23,029
Warrant liability	61,920	49,080
Operating lease liabilities, non-current	8,010	8,234
Deferred revenue, non-current	3,424	3,724
Other liabilities, non-current	38	92
Total liabilities	98,494	84,159
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 158,089,463 and 157,461,802 as of April 2, 2023 and January 1, 2023, respectively	16	15
Preferred stock, $0.0001 par value; authorized shares of 10,000,000; no shares issued or outstanding as of April 2, 2023 and January 1, 2023, respectively	—	—
Additional paid-in-capital	770,472	741,186
Accumulated deficit	(458,377)	(384,774)
Total stockholders’ equity	312,111	356,427
Total liabilities and stockholders’ equity	$410,605	$440,586

Enovix Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended
	April 2, 2023	April 3, 2022
Revenue	$21	$—
Cost of revenue	12,248	515
Gross margin	(12,227)	(515)
Operating expenses:
Research and development	23,749	12,731
Selling, general and administrative	27,274	11,869
Total operating expenses	51,023	24,600
Loss from operations	(63,250)	(25,115)
Other income (expense):
Change in fair value of convertible preferred stock warrants and common stock warrants	(12,840)	67,800
Interest income, net	2,466	24
Other income (expense), net	21	(2)
Total other income (expense), net	(10,353)	67,822
Net income (loss) and comprehensive income (loss)	$(73,603)	$42,707

Net income (loss) per share, basic	$(0.47)	$0.28
Weighted average number of common shares outstanding, basic	155,626,977	151,648,439
Net loss per share, diluted	$(0.47)	$(0.16)
Weighted average number of common shares outstanding, diluted	155,626,977	153,338,462

Enovix Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Quarters Ended
	April 2, 2023	April 3, 2022
Cash flows from operating activities:
Net income (loss)	$(73,603)	$42,707
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	3,455	314
Amortization of right-of-use assets	143	134
Stock-based compensation	29,157	5,238
Changes in fair value of convertible preferred stock warrants and common stock warrants	12,840	(67,800)
Changes in operating assets and liabilities:
Accounts receivable	149	—
Inventory	(181)	—
Prepaid expenses and other assets	364	(51)
Deferred contract costs	—	8
Accounts payable	(1,792)	(959)
Accrued expenses and compensation	3,858	555
Other liabilities	(1)	165
Net cash used in operating activities	(25,611)	(19,689)
Cash flows from investing activities:
Purchase of property and equipment	(3,032)	(10,451)
Net cash used in investing activities	(3,032)	(10,451)
Cash flows from financing activities:
Proceeds from exercise of common stock warrants, net	—	52,828
Payroll tax payments for shares withheld upon vesting of RSUs	(777)	—
Proceeds from the exercise of stock options	329	200
Repurchase of unvested restricted common stock	(9)	(3)
Net cash provided by (used in) financing activities	(457)	53,025
Change in cash, cash equivalents, and restricted cash	(29,100)	22,885
Cash and cash equivalents and restricted cash, beginning of period	322,976	385,418
Cash and cash equivalents, and restricted cash, end of period	$293,876	$408,303

Net Loss to Adjusted EBITDA
While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “Non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses.
These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the Non-GAAP financial measures presented by also providing the most directly comparable GAAP measures.
We use Non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that Non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below but not rely on any single financial measure to evaluate our business.
“EBITDA” is defined as earnings (net loss) adjusted for interest expense; income taxes; depreciation expense, and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense; change in fair value of convertible preferred stock warrants, common stock warrants and convertible promissory notes; impairment of equipment and other special items as determined by management which it does not believe to be indicative of its underlying business trends.
Below is a reconciliation of net loss on a GAAP basis to the Non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (in thousands):

	Quarters Ended
	April 2, 2023	April 3, 2022
Net income (loss)	$(73,603)	$42,707
Depreciation and amortization	3,598	448
EBITDA	(70,005)	43,155
Stock-based compensation expense	29,157	5,238
Change in fair value of convertible preferred stock warrants and common stock warrants	12,840	(67,800)
Adjusted EBITDA	$(28,008)	$(19,407)

Free Cash Flow
We define “Free Cash Flow” as (i) net cash from operating activities less (ii) capital expenditures, net of proceeds from disposals of property and equipment, all of which are derived from our Consolidated Statements of Cash Flow. The presentation of non-GAAP Free Cash Flow is not intended as an alternative measure of cash flows from operations, as determined in accordance with GAAP. We believe that this financial measure is useful to investors because it provides investors to view our performance using the same tool that we use to gauge our progress in achieving our goals and it is an indication of cash flow that may be available to fund investments in future growth initiatives. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measures for the periods presented below (in thousands):

	Quarters Ended
	April 2, 2023	April 3, 2022
Net cash used in operating activities	$(25,611)	$(19,689)
Capital expenditures	(3,032)	(10,451)
Free Cash Flow	$(28,643)	$(30,140)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended
	April 2, 2023	April 3, 2022
GAAP cost of revenue	$12,248	$515
Stock-based compensation expense	(951)	—
Non-GAAP cost of revenue	$11,297	$515

GAAP gross margin	$(12,227)	$(515)
Stock-based compensation expense	951	—
Non-GAAP gross margin	$(11,276)	$(515)

GAAP research and development (R&D) expense	$23,749	$12,731
Stock-based compensation expense	(11,667)	(2,512)
Non-GAAP R&D expense	$12,082	$10,219

GAAP selling, general and administrative (SG&A) expense	$27,274	$11,869
Stock-based compensation expense	(16,539)	(2,726)
Non-GAAP SG&A expense	$10,735	$9,143

GAAP operating expenses	$51,023	$24,600
Stock-based compensation expense included in R&D expense	(11,667)	(2,512)
Stock-based compensation expense included in SG&A expense	(16,539)	(2,726)
Non-GAAP operating expenses	$22,817	$19,362

GAAP loss from operations	$(63,250)	$(25,115)
Stock-based compensation expense	29,157	5,238
Non-GAAP loss from operations	$(34,093)	$(19,877)

GAAP net income (loss)	$(73,603)	$42,707
Stock-based compensation expense	29,157	5,238
Change in fair value of convertible preferred stock warrants and common stock warrants	12,840	(67,800)
Non-GAAP net loss	$(31,606)	$(19,855)

GAAP net income (loss) per share, basic	$(0.47)	$0.28
GAAP weighted average number of common shares outstanding, basic	155,626,977	151,648,439

GAAP net loss per share, diluted	$(0.47)	$(0.16)
GAAP weighted average number of common shares outstanding, diluted	155,626,977	153,338,462

Non-GAAP net loss per share, basic	$(0.20)	$(0.13)
GAAP weighted average number of common shares outstanding, basic	155,626,977	151,648,439

Non-GAAP net loss per share, diluted	$(0.20)	$(0.13)
GAAP weighted average number of common shares outstanding, diluted	155,626,977	153,338,462